Exhibit 31.2

Certifications

I, Michael Landsittel, certify that:

1. I have reviewed this report on Form 10-Q/A of Blueprint Medicines Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 22, 2016	By:	/s/ Michael Landsittel
Michael Landsittel Vice President of Finance
(Principal Financial and Accounting Officer)